Exhibit 10.15

ACHAOGEN, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS

AGREEMENT

March 6, 2013

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5.9.	Counterparts	22
5.10.	Telecopy Execution and Delivery	22
5.11.	Jurisdiction; Venue	23
5.12.	Further Assurances	23
5.13.	Aggregation	23
5.14.	Termination Upon Change of Control	23
5.15.	The Wellcome Trust	23

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ACHAOGEN, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Third Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of March 6, 2013, by and among Achaogen, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.1.

RECITALS

A. The Company and the certain of the Investors are parties to the Series D Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), whereby the Company will sell, and such Investors will purchase, Series D Preferred Stock of the Company.

B. The obligations of the Company and such Investors under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Company and such Investors.

C. In connection with the Company’s Series C Preferred Stock financing, the Company and certain of the Investors entered into that certain Second Amended and Restated Investors’ Rights Agreement dated as of April 6, 2010, as amended November 20, 2012 (the “Prior Agreement”).

D. Pursuant to Section 6.1 of the Prior Agreement no term of the Prior Agreement may be amended other than by a written instrument referencing the Prior Agreement and signed by the Company and the Holders (as defined in the Prior Agreement) holding a majority of the Registrable Securities (as defined in the Prior Agreement).

E. Each Holder (as defined in the Prior Agreement) shall be bound by any amendment effected in accordance with Section 6.1 of the Prior Agreement, whether or not such Holder has consented to such amendment.

F. The Company and Holders (as defined in the Prior Agreement) holding a majority of the Registrable Securities (as defined in the Prior Agreement) now desire to amend and restate the Prior Agreement as set forth below and further desire that this Agreement supersede and replace the Prior Agreement in its entirety.

In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

(b) “Common Stock” shall mean the Common Stock of the Company.

(c) “Conversion Stock” shall mean shares of Common Stock issued or issuable upon conversion of any Shares, provided, however, that for purposes of Section 3.1 of this Agreement, Conversion Stock shall not include any shares of Common Stock issued upon the conversion of any Shares pursuant to a Mandatory Conversion as defined in ARTICLE V of the Company’s Amended and Restated Certificate of Incorporation as then in effect.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Holder” shall mean (i) any Investor who holds Registrable Securities, (ii) for the purposes of Sections 2.2, 2.3 and 2.8, and any other portions of Section 2 (specifically including Section 2.6) to the extent they relate to rights of registration under Section 2.2 or Section 2.3, any Series A Warrant Holder who holds Registrable Securities; (iii) for the purposes of Sections 2.2, 2.3, 2.8 and 2.10, and any other portions of Section 2 (specifically including Section 2.6) to the extent they relate to rights of registration under Section 2.2, any Series C Warrant Holder who holds Registrable Securities; and (iv) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(f) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(g) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(i) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than a majority of the outstanding Registrable Securities.

(j) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(k) “New Series Preferred” shall have the meaning set forth in the Purchase Agreement.

(l) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(m) “Registrable Securities” shall mean (i) any shares of Common Stock issued or issuable pursuant to conversion of the Shares; (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; (iii) for the purposes of Section 2.2 and Section 2.3, and any other portions of Section 2 (specifically including Section 2.6), to the extent they relate to rights of registration under Section 2.2 or Section 2.3, (A) any shares of Common Stock issued or issuable pursuant to conversion of the Series A Warrant Shares and (B) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (iii)(A) above; and (iv) for the purposes of Section 2.2, and any other portions of Section 2 (specifically including Section 2.6), to the extent they relate to rights of registration under Section 2.2, (A) any shares of Common Stock issued or issuable pursuant to conversion of the Series C Warrant Shares and (B) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (iv)(A) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i), (ii) or (iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights and obligations under this Agreement are not validly assigned in accordance with this Agreement.

(n) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(o) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable documented fees and disbursements of one counsel for the Holders not to exceed $25,000, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(p) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(q) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(r) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(s) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(t) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

(u) “Series A Warrant Shares” shall mean any shares of the Company’s Series A Preferred Stock issued upon exercise or conversion of the warrants (each, a “Series A Warrant”) to purchase shares of the Company’s Series A Preferred Stock issued to Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. (either, together with its respective permitted transferees, a “Series A Warrant Holder”), pursuant to that certain Loan and Security Agreement dated as of March 16, 2005 among the Company, Silicon Valley Bank and Gold Hill Venture Lending 03, L.P.

(v) “Series C Warrant Shares” shall mean any shares of the Company’s Series C Preferred Stock (or, if applicable, New Series Preferred) issued upon exercise or conversion of the warrants (each, a “Series C Warrant,” and together with the Series A Warrants, the “Warrants” ) to purchase shares of the Company’s Series C Preferred Stock (or, if applicable, New Series Preferred) issued to Silicon Valley Bank and Oxford Finance LLC (either, together with its respective permitted transferees, a “Series C Warrant Holder,” and together with the Series A Warrant Holders, the “Warrant Holders”), pursuant to that certain Loan and Security Agreement dated as of November 1, 2011 among the Company, Oxford Finance LLC and Silicon Valley Bank.

(w) “Shares” shall mean (i) the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) the Company’s Series D Preferred Stock outstanding as of the date hereof and that the Company may issue and sell from time to time pursuant to the terms and conditions of the Purchase Agreement and (iii) shares of the New Series Preferred issued after the date hereof from time to time by the Company pursuant to the terms and conditions of the Purchase Agreement.

(x) “Significant Holders” shall have the meaning set forth in Section 4.1 hereof.

(y) “Warrant Shares” shall mean Series A Warrant Shares and Series C Warrant Shares.

Section 2

Registration Rights

2.1. Requested Registration; Restrictions on Transfer.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate gross proceeds of which (before deduction for underwriter’s discounts and expenses related to the issuance) are less than $5,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has effected two such registrations pursuant to this Section 2.1 (and such registrations have been declared or ordered effective);

(v) During the period starting with the date forty-five (45) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b) above) the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2. Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Sections 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

Notwithstanding the above, the Company agrees that each Warrant Holder (who holds of record either a Warrant or Warrant Shares at the time the Company proposes to commence a registration) shall be given notice of any registration commenced pursuant to the provisions of Section 2.1 of this Agreement, and shall be entitled to participate in such registration, in accordance with the provisions of Section 2.1.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to other stockholders requesting to include shares in such registration statement based on the pro rata percentage of shares held by such other stockholders (on an as-converted-to-Common-Stock basis). Provided that such registration does not include shares of any other selling stockholders, any or all of the Registrable Securities of the Holders may be excluded with respect to such registration pursuant to this Section 2.2.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth in the immediately preceding paragraph.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of any such terminated or withdrawn registration shall be borne by the Company.

2.3. Registration on Form S-3.

(a) Request for Form S-3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii), or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public, net of discounts and commissions, of less than $2,000,000; or

(iii) If, in a given twelve-month period, the Company has effected one (1) such registration in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless (i) the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1 and (ii) such withdrawal is based on adverse information concerning the Company of which the Holders were not aware at the time of the registration request.

2.5. Registration Procedures. Whenever required to effect the registration of any Registrable Securities hereunder, the Company shall, as expeditiously as reasonably possible, prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective. The Company also shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof, and at its expense, use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(f) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in a form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6. Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, members and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, members and partners, and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, members and partners, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity by Holder under this Section 2.6(b) when taken together with any contribution by such Holder under Section 2.6(d), exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 2.6(d) when taken together with any indemnity by such Holder under Section 2.6(b), exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to address or provide for a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions, and in such case, the foregoing provisions shall prevail.

2.7. Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8. Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under 2.8(b), and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF

THE INITIAL PUBLIC OFFERING OF THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Rule 144 under the Securities Act.

(e) Notwithstanding anything in this Section 2.8, with respect to each Warrant Holder, to the extent that any provision in this Section 2.8 conflicts or is inconsistent with any provision in such Warrant Holder’s Warrant, the provision in such Warrant shall control with respect to the transferability of such Warrant. The transferability of any Warrant Shares shall be governed by this Agreement without regard to the related Warrant.

2.9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the Company’s Initial Public Offering;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10. Market Stand-Off Agreement. Each Holder and transferee thereof hereby agrees that such Holder or transferee shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder or transferee (other than those included in the registration) during a period of at least one hundred eighty (180) days (subject to reduction by consent of the Company’s underwriters) following the effective date of the Company’s Initial Public Offering (or such other period following the effective date of a registration statement of the Company filed under the Securities Act as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto; provided that in no event will such period exceed thirty-four (34) days), provided, further, that (i) all of the Company’s officers and directors, and Holders of at least one-percent (1%) of the Company’s capital stock (on an as-converted basis), are bound by and have entered into similar agreements and (ii) provided, all stockholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period (including any extension thereof) such that if any such persons are released all stockholders shall also be released to the same extent on a pro rata basis. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (i) a transferee or assignee of not less than 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) and (ii) any subsidiary, parent, general partner, limited partner, member or retired partner or member of any Holder; provided that (x) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Right of First Refusal and Co-Sale Agreement and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (i) rights to demand the registration of shares or to include such holder or prospective holder’s shares in a registration statement that would reduce the number of shares includable by the Holders in any registration effected hereunder, or (ii) any registration rights the terms of which are senior to or on a parity with the registration rights granted to the Holders hereunder.

2.14. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered underwritten public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, and (ii) four (4) years after the closing of the Company’s Initial Public Offering.

Section 3

Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1. Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. So long as an Investor continues to hold any Shares or Conversion Stock, the Company will furnish the following reports to each such Investor:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company;

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;

(iii) at least thirty (30) days prior to the beginning of each fiscal year an operating plan and budget for such fiscal year approved by the Board of Directors; and

(iv) As soon as practicable at the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited balance sheet and statements of income and cash flows, which also set forth applicable plan figures and variances from plan.

(b) Inspection Rights. So long as an Investor continues to hold any Shares or Conversion Stock, the Company will afford to each such Investor and to such Investor’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Notwithstanding anything to the contrary in this Agreement, Isis Pharmaceuticals, Inc. (“Isis”) shall not be deemed to be a party to this Agreement for purposes of this Section 3.1(b); provided, however, that so long as Isis beneficially owns any Registrable Securities, the Company shall agree to cooperate in providing to Isis such information that is reasonably requested by Isis (or its representatives) and that is necessary for Isis to comply with applicable laws, regulations and reporting requirements.

(c) Investors may exercise their rights under this Section 3 for purposes reasonably related to their interests in the Company. The rights granted pursuant to this Section 3 may not be assigned or otherwise conveyed by the Investors or by any subsequent transferee of any such rights (other than assignments, transfers or conveyances by an Investor or subsequent transferee to (x) a parent, subsidiary or other affiliate of Investor or subsequent transferee that is a corporation, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners) without the prior written consent of the Company, except as authorized in this Section 3.1(c).

3.2. Confidentiality. Each Holder acknowledges that the information received by it pursuant to Section 3 of this Agreement may be confidential and, to the extent such information is confidential information of the Company, such Holder shall not disclose such information to individuals or entities (other than individuals or entities with a need to know such confidential information and that are subject to fiduciary duties to the Company or otherwise affiliated with the Company or such Holder, including, but not limited to, any partner, member, subsidiary or parent of such Holder), unless such individuals or entities are subject to written confidentiality agreements with the Holder (or one of its affiliates) or with the Company that impose restrictions on disclosure of such confidential information no less restrictive than the terms of this Section 3.2. Information shall not be deemed confidential information subject to this Section 3.2 if such information (a) was in the public domain prior to the time it was furnished to the Holder, (b) is or becomes (other than as a result of the improper action or inaction of such Holder) generally available to the public, (c) was rightfully disclosed to such Holder by a third party without restriction or (d) was independently developed without any use of the Company’s confidential information.

3.3. Proprietary Information and Inventions Agreement. The Company shall require all employees and exclusive consultants of the Company to execute and deliver a proprietary information and inventions agreement substantially similar to the form approved by the Company’s counsel and provided to Investors’ counsel. Such agreement will contain provisions prohibiting each such employee or exclusive consultant from (i) soliciting Company employees for twelve (12) months following termination and (ii) engaging in a competitive business activity with the Company during such employee or exclusive consultant’s period of employment with the Company.

3.4. Director Expenses. The Company shall reimburse the customary expenses incurred by directors, as well as observers who were previously directors, in the course of business conducted on behalf of the Company.

3.5. Director and Officer Insurance. The Company shall maintain D&O insurance in the amount approved by the Board.

3.6. Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect upon the earlier to occur of: (i) the closing of the Company’s Initial Public Offering, and (ii) the termination of this Agreement pursuant to Section 5.14 below.

Section 4

Right of First Refusal

4.1. Right of First Refusal to Significant Holders. The Company hereby grants to each Holder who owns at least (i) fifty percent (50%) of the Shares purchased by such Holder from the Company (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) or (ii) five percent (5%) of the then outstanding Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (the “Significant Holders”), the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise and/or conversion of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise and/or conversion of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock). Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder’s portion on a pro rata basis. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Shares and the Conversion Stock;

(ii) securities issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

(iii) securities issued upon the exercise or conversion of options or convertible securities outstanding as of the date of this Agreement;

(iv) securities issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) of the Certificate of Incorporation of the Company as then in effect;

(v) securities issued in a registered public offering under the Securities Act provided that the fully diluted valuation of the Company is not less than $200,000,000 and the aggregate gross proceeds to the Corporation (before deduction of underwriter’s commissions and expenses) are not less than $40,000,000;

(vi) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company;

(vii) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors of the Company;

(viii) securities issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors of the Company;

(ix) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company;

(x) securities issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(xi) any other securities issued or issuable if the holders of a majority of the then outstanding shares of Preferred Stock agree in writing that such shares shall not constitute New Securities; and

(xii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (xi) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option to purchase a portion or any available shares for the price and upon the terms specified in the notice by giving written notice to the Company, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to the first to occur of (i) the Company’s Initial Public Offering, or (y) a liquidation, dissolution or winding up of the Corporation as set forth in Article V, Section 3(d) of the Company’s Certificate of Incorporation as then in effect.

(e) Notwithstanding anything to the contrary in this Agreement, Isis shall not be deemed to be a party to this Agreement for purposes of this Section 4; provided, however, that if there occurs a Qualifying Financing (as defined below), Isis shall be deemed a “Holder” for purposes of this Section 4 and shall have the rights of a Holder under this Section 4 with respect to such Qualifying Financing. For purposes of this Section 4, a Qualifying Financing means an equity financing of the Company involving the issuance of New Securities in the form of any series of Preferred Stock at a price per share of $0.70 or less (as adjusted for stock splits, combinations and the like).

Section 5

Miscellaneous

5.1. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement. Notwithstanding the foregoing, any purchaser of shares of Series D Preferred Stock of the Company pursuant to the Purchase Agreement at a Supplemental Closing, the Second Closing or a Subsequent Closing (as each term is defined in the Purchase Agreement) shall be made party to this Agreement as an “Investor” hereunder by delivery of an executed counterpart signature page hereto, and Exhibit A shall be deemed amended to include the name and address information of such Investor.

5.2. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated upon notice in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 7000 Shoreline Court, Suite 371, South San Francisco, CA 94080, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to Mark V. Roeder, Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on Exhibit A attached hereto, as such electronic mail address may be updated upon notice in accordance with the provisions hereof.

5.3. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.4. Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5. Entire Agreement. This Agreement, which has been executed by the Company and the Holders (as defined in the Prior Agreement) holding a majority of the Registrable Securities (as defined in the Prior Agreement), and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and amend and restate, supersede and replace in its entirety the Prior Agreement, which shall have no further force and effect. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen (including without limitation transmission of .pdf files). Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11. Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

5.12. Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13. Aggregation. All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefor, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

5.14. Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all substantially all of the assets of the Company.

5.15. The Wellcome Trust. The parties acknowledge that The Wellcome Trust Limited has executed this Agreement directly or indirectly through its agents in its capacity as the trustee for the time being of The Wellcome Trust. The obligations incurred by The Wellcome Trust Limited under or in consequence of this Agreement or any related agreement shall be enforceable against it or the other trustees of The Wellcome Trust from time to time and the liabilities of The Wellcome Trust Limited (or such other trustees) in respect of such obligations shall be limited to such liabilities as can, and may lawfully and properly, be met out of the assets of The Wellcome Trust for the time being in the hands or under control of The Wellcome Trust Limited or such other trustees.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“COMPANY”

ACHAOGEN, INC. a Delaware corporation

By:	/s/ Kenneth J. Hillan
Kenneth J. Hillan
Chief Executive Officer

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

FRAZIER HEALTHCARE VI, L.P.

By:	FHM VI, L.P., its general partner
By:	FHM VI, L.L.C., its general partner

By:	/s/ Robert J. More
Robert J. More, Authorized Representative

Address:	601 Union Street
Two Union Square, Suite 3200
Seattle, WA 98101

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

ALTA PARTNERS VIII, L.P.
By:	Alta Partners Management VIII, LLC, Its General Partner

By:	/s/ Hilary Strain
Hilary Strain, CFO

Address:	One Embarcadero Center
37th Floor
San Francisco, CA 94111

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

Domain Partners VII, L.P.
By:	One Palmer Square Associates VII, L.L.C.,
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

DP VII Associates, L.P.
By:	One Palmer Square Associates VII, L.L.C.,
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

Altitude Life Science Ventures, L.P.

By:	Altitude Life Science Management, LLC
Its:	General Partner

By:	/s/ David Maki
Name:	David Maki
Title:	Member

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

VENROCK PARTNERS, L.P. by its General Partner, Venrock Partners Management, LLC

VENROCK ASSOCIATES IV, L.P. by its General Partner, Venrock Management IV, LLC

VENROCK ENTREPRENEURS FUND IV, L.P. by its General Partner, VEF Management IV, LLC

By:	/s/ Bryan Roberts

Name:	Bryan Roberts

Title:	Member

Address:	3340 Hillview Avenue
Palo Alto, CA 94304

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

Versant Venture Capital II, L.P.
Versant Affiliates Fund II-A, L.P.
Versant Side Fund II, L.P.
By:	Versant Ventures II, L.L.C.
Its General Partner

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger
Title:	CFO

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

ARCH Venture Fund VI, L.P.
By:	ARCH Venture Partners VI, L.P.
Its:	General Partner
By:	ARCH Venture Partners VI, LLC
Its:	General Partner

/s/ ILLEGIBLE
Managing Director

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

5AM Ventures LLC

By:	5AM Partners LLC
Its:	Manager

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Director

5AM Co-Investors LLC

By:	5AM Partners LLC
Its:	Manager

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Director

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Third Amended and Restated Investors’ Rights Agreement is executed as of the date first written above.

“INVESTOR”

THE WELLCOME TRUST LIMITED AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter Gray
Name:	Peter Perera Gray
Title:	Managing Director, Investments

[Signature Page to Third Amended and Restated Investors’ Rights Agreement]

EXHIBIT A

(To Third Amended and Restated Investors’ Rights Agreement)

INVESTORS

Name and Address

Frazier Healthcare VI, L.P.

70 Willow Road, Suite 200

Menlo Park, CA 94025

Attn: Robert J. More

bob.more@frazierhealthcare.com

Alta Partners VIII, L.P.

One Embarcadero Center

Suite 3700

San Francisco, CA 94111

Attn: Hilary Strain

farahc@altapartners.com

Domain Partners VII, L.P.

c/o Domain Associates, L.L.C.

One Palmer Square, Suite 515

Princeton, NJ 08542

Attn: Kathleen K. Schoemaker

Kamdar@domainvc.com

DP VII Associates, L.P.

c/o Domain Associates, L.L.C.

One Palmer Square, Suite 515

Princeton, NJ 08542

Attn: Kathleen K. Schoemaker

Kamdar@domainvc.com

Altitude Life Science Ventures, L.P.

701 Fifth Avenue, Suite 6300

Seattle, WA 98104

dmaki@altitudelsv.com

Venrock Partners, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

broberts@venrock.com

Venrock Associates IV, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

broberts@venrock.com

Venrock Entrepreneurs Fund IV, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

broberts@venrock.com

Versant Venture Capital II, L.P.

3000 Sand Hill Road

Building 4, Suite 210

Menlo Park, CA 94025

camille@versantventures.com

Versant Affiliates Fund II-A, L.P.

3000 Sand Hill Road

Building 4, Suite 210

Menlo Park, CA 94025

camille@versantventures.com

Versant Side Fund II, L.P.

3000 Sand Hill Road

Building 4, Suite 210

Menlo Park, CA 94025

camille@versantventures.com

ARCH Venture Fund VI, L.P.

8725 West Higgins Road

Suite 290

Chicago, IL 60631

rn@archventure.com

5AM Ventures LLC

2200 Sand Hill Road

Suite 110

Menlo Park, CA 94025

scott@5amventures.com

5AM Co-Investors LLC

2200 Sand Hill Road

Suite 110

Menlo Park, CA 94025

scott@5amventures.com

The Wellcome Trust Limited as trustee of the Wellcome Trust

215 Euston Road

London NW1 2BE

United Kingdom

Attention: Head of Investment Services

investments@wellcome.ac.uk

Brock Little

Isis Pharmaceuticals, Inc.

1896 Rutherford Road

Carlsbad, CA 92008

WS Investment Company, LLC (2010A)

650 Page Mill Road

Palo Alto, CA 94304

Attn: James Terranova

Omega Fund IV, L.P.

c/o Omega Fund Management US Inc.

545 Boylston Street

Boston MA 02116

OS@OmegaFunds.Net